Exhibit 1.01

Conflict Minerals Report
For the Year Ended December 31, 2017

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. References to our website in this document are intended to provide inactive, textual references only; and the information contained on our website is not incorporated by reference into this Conflict Minerals Report or our Form SD filed with the U.S. Securities and Exchange Commission and should not be considered part of our Conflict Minerals Report or Form SD.

Introduction
Pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the "Rule"), Sierra Wireless, Inc. ("Sierra Wireless," the "Company," "we," "us" and "our") conducted a reasonable country of origin inquiry ("RCOI") on its supply chain and undertook due diligence measures to determine whether the "conflict minerals" contained in and necessary to the functionality or production of its products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries"). As used in this report, the term "conflict minerals" includes gold, cassiterite, columbite-tantalite, wolframite and their derivatives tin, tantalum and tungsten (along with gold, "3TG").
A copy of this Conflict Minerals Report is publicly available on our website at www.sierrawireless.com/company/corporate-social-responsibility/.
Business Overview
Sierra Wireless is an Internet of Things ("IoT") pioneer, empowering businesses and industries to transform and thrive in the connected economy. Customers start their IoT deployments with Sierra Wireless because we provide an integrated device-to-cloud solution comprised of embedded and networking solutions seamlessly connected with our IoT services. Original Equipment Manufacturers ("OEMs") and enterprises worldwide rely on our expertise in delivering fully-integrated solutions to reduce complexity, turn edge network data into intelligent decisions and get their connected products and services to market faster.

We operate our business under three reportable segments: (i) OEM Solutions; (ii) Enterprise Solutions; and (iii) IoT Services. Effective in the fourth quarter of 2017, our former Cloud and Connectivity Services segment was renamed IoT Services.

OEM Solutions
As a leading embedded module vendor, we provide standards-based wireless technologies and support open source initiatives that help OEMs and system integrators get their products to market faster. We make it easy to embed cellular, Wi-Fi, Bluetooth and Global Navigation Satellite System ("GNSS") technologies, as well as manage connectivity, devices and data through our cloud platform. Our OEM Solutions segment includes embedded cellular modules, short range wireless modules, software and tools for OEM customers who integrate wireless connectivity into their products and solutions across a broad range of industries, including automotive, transportation, energy, enterprise networking, sales and payment, mobile computing, security, industrial monitoring, field services, smart home, healthcare and others. Within our OEM Solutions segment, our embedded wireless module product portfolio spans second generation ("2G"), third generation ("3G"), fourth generation ("4G") Long-Term Evolution ("LTE") and Low Power Wide Area ("LPWA") cellular technologies, short range modules focused on Bluetooth and Wi-Fi technologies and GNSS.

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Enterprise Solutions
Our Enterprise Solutions segment provides secure networking solutions comprised of routers and gateways complemented by cloud-based or on-premise software for secure device and network management. Our networking solutions address a range of key segments within the mobility, industrial and enterprise markets. Sierra Wireless AirLink gateways and routers have strong brand recognition with network operators, value added resellers and end customers. Our gateways and routers are known for their high reliability and technical capability in mission critical applications deployed in hostile environmental conditions. The gateways leverage Sierra Wireless' expertise in wireless technologies and offer the latest capabilities in LTE networking.

IoT Services
Our IoT Services segment enables the digital transformation of enterprises through integrated IoT services and comprises three main areas of operation: (i) our cloud services, which provide a secure and scalable cloud platform for deploying and managing IoT subscriptions, over-the-air updates, devices and applications; (ii) our global cellular connectivity services, which include our Smart SIM and core network platforms; and (iii) our managed broadband cellular services, which include a combination of hardware, high speed connectivity and cloud services. These cloud, connectivity and broadband services have been integrated to support our device-to-cloud strategy and enable worldwide IoT deployments by our customers. Our solution makes it simple to rapidly build and scale IoT applications while de-risking the deployment process. Sierra Wireless offers the broadest array of cloud and connectivity services to connect customers to the mobile network, manage devices and power their IoT services.

Supply Chain Overview and RCOI
While we perform certain supply chain related functions in-house, we outsource our manufacturing, including procurement of certain parts, kitting, logistics, assembly, testing and repair. We use several contract manufacturers and logistics partners to provide an end-to-end supply chain solution that covers procurement, manufacturing, repair and logistics services. We also use manufacturing partners to support regional manufacturing requirements and certain select products including more complex, lower volume devices. By using the fully integrated supply chain services provided by these manufacturing partners, we expect to optimize product costs, improve alignment with our international customer base and achieve increased operating efficiencies and scalability.
After conducting an internal assessment of our hardware products and the components within our products, we determined that the majority of our embedded wireless modules, intelligent gateways and modems contain 3TG. We therefore considered those products as part of our conflict minerals assessment. Although many of our hardware products contain 3TG, as a "downstream" company, we are many steps removed from the mining and processing of the 3TG in the supply chain. The materials used in our products come from a large network of suppliers and thus we rely on our suppliers to assist us with our RCOI and due diligence efforts. Our suppliers are

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also downstream in the supply chain and may have challenges similar to those that we face in undertaking supply chain due diligence.
In 2017, we engaged Claigan Environmental Inc. ("Claigan"), to assist us with data collection and aggregation. Together we worked with our suppliers and other manufacturing partners to collect information about 3TG in our supply chain. Using the Responsible Minerals Initiative ("RMI") Conflict Minerals Reporting Template (CMRT), a globally recognized industry-wide 3TG reporting standard for purposes of complying with the Rule, we received responses from approximately 91% of our suppliers who were identified as being "in scope" for the purposes of our RCOI. Based on the results of our RCOI, we had reason to believe that certain of the 3TG contained in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources. We therefore exercised due diligence to determine the source and chain of custody of those conflict minerals.

Statement of Purpose
Sierra Wireless has determined that we are subject to the Rule because certain products that we manufacture or contract to manufacture contain 3TG. As a result, we have adopted a Conflict Minerals Policy (available on our website at www.sierrawireless.com/company/corporate-social-responsibility/) and implemented a due diligence program to conform, in all material respects, with the internationally recognized Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
The OECD Guidance outlines a five-step due diligence framework:
Step 1:    Establish strong company management systems
Step 2:    Identify and assess risk in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit due diligence practices in the supply chain
Step 5:    Report on supply chain due diligence
This report provides information on the due diligence measures undertaken for 2017 and has not been subject to an independent private sector audit.

Determination of Scope
Sierra Wireless does not own manufacturing facilities for its products and as a result, contracts external manufacturers to produce its products. To determine which products fall within scope for our RCOI and due diligence, the Company conducted a review of its products manufactured during 2017.

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Our contract manufacturers were asked to provide an updated list of the suppliers of components used in our products which contain 3TG. Upon receipt of this list, our Conflict Minerals Working Group (the "Working Group") engaged in the following activities to determine the appropriate scope of suppliers subject to our due diligence efforts:

1.	Exclude products from recently-acquired companies not yet covered by the Rule.

2.	Analyzed our Bill of Materials ("BOM") data to extract the list of known suppliers that are engaged in the manufacturing of products containing 3TG.

3.
Where contract manufacturers were requested to provide a list of suppliers, we compared the list of suppliers submitted by our contract manufacturers against our BOM data to ensure consistent and comprehensive information.

4.
Reviewed the remaining list of suppliers to eliminate products not covered by the Rule (e.g., no 3TG contained in product) and provided the resulting list of suppliers to Claigan for data collection purposes.

OECD Step 1: Establish Strong Company Management Systems
Sierra Wireless has adopted and clearly communicated a company policy for the conflict minerals compliance program, which notes that it uses the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas as its foundation. A public copy is available on our website at www.sierrawireless.com/company/corporate-social-responsibility/. This policy is communicated to suppliers when annual conflict minerals data is requested from them. It is also provided to customers whenever Sierra Wireless smelter data is communicated to customers.
Sierra Wireless has structured internal management systems to support supply chain due diligence. The Sierra Wireless conflict minerals compliance program is managed by the Working Group, a cross-functional team whose members represent the Company's Operations, Purchasing, Quality Management and Finance functions. The Working Group is assisted in its efforts by third party consultants. The working group is led by a Project Manager, a member of senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence, who coordinates conflict minerals program activities and reports to senior management and the program’s Steering Committee. All of these resources ensure the successful operation and monitoring of the processes that comprise the Sierra Wireless conflict minerals compliance program.

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Our conflict minerals compliance program is integrated into the Company’s existing policy framework and operational processes and procedures to ensure effective management, oversight and implementation. Relevant aspects of conflict minerals compliance are also documented in the following:
•Sierra Wireless Conflict Minerals Policy
•Master Quality Agreement
The Master Quality Agreement stipulates the quality standards we expect of our suppliers in the provision of goods to be incorporated into Company products.
•Global Supply Agreement
The Global Supply Agreement is a standard form contract that governs the relationship between the Company and its suppliers.
•Sierra Wireless Conflict Minerals Due Diligence Implementation Handbook
•Sierra Wireless Corporate Website, www.sierrawireless.com
•Grievance Mechanism
We have a dedicated electronic mailbox used for communications regarding our Conflict Minerals program and a business conduct hotline that provides a mechanism for anyone who has concerns related to business conduct, including concerns related to conflict minerals, to report those concerns in a confidential and, if desired, anonymous manner.
Sierra Wireless has established a system of control and transparency over the mineral supply chain. This system was designed to identify the smelters and refiners in our minerals supply chain. The specific details are found in OECD Step 2 below. The system was also designed to strengthen company engagement with suppliers. Sierra Wireless has implemented an RCOI process to collect conflict minerals data on an annual basis. Additionally, provisions related to conflict minerals sourcing are included in our supplier agreements as well as our quality management framework. There is also a program in place to improve the number and quality of supplier responses year over year.
As recommended in the OECD Guidance, Sierra Wireless supports the Responsible Minerals Initiative ("RMI"), an industry initiative that audits due diligence activities of smelters and refiners. The RMI is a joint initiative of the Responsible Business Alliance ("RBA") and the Global e-Sustainability Initiative ("GeSI") and has become one of the most utilized and respected resources for companies from a range of industries addressing conflict minerals issues in their supply chains. Therefore, as part of our due diligence, we rely on data obtained through our membership in the RMI.

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OECD Step 2: Identify and Assess Risk in the Supply Chain
We designed our RCOI process in accordance with the OECD Guidance. Our RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (responds to Step 2A of the OECD Guidance)

•	Stage 2 - Smelter RCOI (responds to Steps 2B, C, and D of the OECD Guidance)
For the 2017 reporting period, our RCOI process was executed by Claigan with assistance from the Company’s Working Group.
We have designed our Supplier RCOI around collecting the data provided in the CMRT in order to identify, to the best of our efforts, all of the smelters and refiners in the supply chain. All suppliers subject to our due diligence efforts are requested to submit the most recently available version of the CMRT. Given our downstream position in the 3TG supply chain, we rely on our suppliers to identify smelters and refineries through the CMRT. To gather the smelter and refiner information, we engage suppliers either directly or indirectly through our contract manufacturers. For 2017 we surveyed 370 of our suppliers and received 335 responses.
We review supplier responses for accuracy and completeness. The supplier provided smelter data is then aggregated into a single, unique list of smelters meeting the definition under one of three industry-recognized audit protocols. Finally, we review the final smelter list and compare it against industry peers to determine if we have reasonably identified all of the smelters and refiners in our supply chain. Through this process we determined that our suppliers identified 317 3TG smelters and refiners in their supply chains.
The Smelter RCOI was designed to identify the scope of the risk assessment of the 3TG supply chain. We engaged with each smelter identified in our supply chain by attempting to contact each smelter to determine whether or not they sourced from the Covered Countries. For smelters that confirmed or responded, either directly or through industry associations, that they did not source from the Covered Countries but that were not recognized as conformant to the Responsible Minerals Assurance Process ("RMAP") assurance protocols, we reviewed publicly available information to determine whether there was any contrary evidence that contradicted the smelter’s declaration. In doing so we reviewed sources such as non-governmental organization ("NGO") publications, including the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi. We also consulted the most recent United Nations Group of Experts reports on the DRC and performed public internet searches.
If smelters did not respond to our inquiry, we reviewed the same publicly available sources to determine whether there was reason to believe the smelter may have sourced from the Covered Countries during the reporting period.
The smelter RCOI process determined that 42 of the 317 smelters and refiners sourced or may have sourced from the Covered Countries in 2017. Of these 42 smelters and refiners, 37 have been audited and recognized as conformant to the RMAP assurance protocols. The remaining five smelters are considered high-risk. All five of the high-risk smelters processed gold, which means that we did not identify any high-risk smelters that process tin,

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tantalum, or tungsten. We conducted risk mitigation on the remaining five smelters (see OECD Step 3 below) as part of our increased due diligence.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
The findings of our RCOI process were reported to our Vice President, Manufacturing Engineering and Quality, the designated member of senior management, to outline the potential risks identified in the supply chain.
We then devised and adopted a risk management plan. Since the majority of our suppliers reported their smelter data at the company level, we first determined if gold was in the products we buy from the suppliers that provided us with high risk smelters. If gold is contained in the products we buy from those suppliers, we then leveraged our position in the supply chain to encourage these suppliers to provide smelter data more specific to the products we buy from them.
There were 20 suppliers that listed a total of 5 high-risk gold smelters in their supply chain, as noted above in OECD Step 2. We were able to determine conclusively that 19 of these 20 suppliers do not supply us with gold from any of the high-risk smelters. This process also determined conclusively that 3 of the 5 potentially high risk smelters do not process gold contained in the products that Sierra Wireless manufactures or contracts to manufacture. Our final smelter list for 2017 therefore comprises 314 smelters as detailed in Annex 1. These additional findings are continually monitored to track the performance of risk mitigation.

OECD Step 4: Carry out Independent Third-Party Audit of Due Diligence Practices in the Supply Chain
The OECD Guidance recommends an independent third party audit of smelters and refiners in 3TG supply chains; and we support a recognized and industry-wide program of third-party audits through our RMAP membership. Other industry-wide efforts include those of the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”).

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OECD Step 5: Report on Supply Chain Due Diligence
Results of Due Diligence
Based on the Working Group’s analysis of the information provided by our suppliers, we identified 314 smelters that may have been used to process the 3TG in our products. Those smelters are listed in Annex 1 hereto. We conducted due diligence and risk mitigation activities as outlined above in OECD Steps 2 and 3 with the result that there were 2 potentially high-risk smelters remaining in our smelter list. As noted below, we will continue to engage with our suppliers regarding any high-risk smelters identified during our risk analysis process.
A publicly available version of our 2017 and prior year reports can be found on our website at www.sierrawireless.com/company/corporate-social-responsibility/.
Improvement Measures
For reporting year 2018, we intend to continue improving our due diligence program and risk mitigation efforts through the following:

•	Continued support of the RMAP third party supplier audit process and, as necessary, mandated supplier audits to validate CMRT data and supplier conflict minerals processes;

•	Informing the RMAP of high risk smelters identified as a result of our due diligence activities;

•	Continued engagement with the Company’s strategic suppliers including informing suppliers of high risk smelters identified during our 2017 risk analysis;

•
Improved data collection and due diligence processes through the continued use of a third-party service provider, improved accuracy of our material and supplier lists and incorporation of lessons learned from the 2017 RCOI process; and

•	Continued improvement of our communication and understanding of conflict free sourcing criteria.

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Annex 1: Smelter List

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

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Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

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Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030

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Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Page	4

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428

Page	5

Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

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Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

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Annex 2: Countries of Origin

Below is an aggregated list of countries of origin, to the extent known, from which the Smelters identified in Annex 1 are believed to have sourced conflict minerals, based on data available from the RMAP as of May 12, 2018.

Argentina	Ivory Coast	Sweden
Australia	Japan	Tajikistan
Azerbaijan	Kazakhstan	Tanzania
Bolivia	Kyrgyzstan	Thailand
Botswana	Laos	Turkey
Brazil	Liberia	Uganda
Burkina Faso	Malaysia	United Kingdom
Burundi	Mali	United States of America
Cambodia	Mauritania	Uzbekistan
Canada	Mexico	Vietnam
Chile	Mozambique
China	Myanmar
Colombia	Namibia
Democratic Republic of the Congo	New Zealand
Dominican Republic	Nicaragua
Ecuador	Papua New Guinea
Ethiopia	Peru
Finland	Philippines
French Guyana	Poland
Ghana	Portugal
Guatemala	Russia
Guinea	Rwanda
Honduras	Saudi Arabia
India	South Africa
Indonesia	South Korea

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